Exhibit 10.3

CONTANGO ORE, INC.
RESTRICTED STOCK AWARD AGREEMENT
WHEREAS, this Restricted Stock Award Agreement (this “Agreement”) is made as of January 9, 2020 by and between Contango ORE, Inc., a Delaware corporation (the “Company”), and Rick Van Nieuwenhuyse (the “Participant”).  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Amended and Restated 2010 Equity Compensation Plan, as amended (the “Plan”).
WHEREAS, the Participant serves as an executive officer of the Company and the Participant’s continued service in such capacity is considered by the Company to be important for the Company’s continued growth and financial success; and
WHEREAS, the Board has determined it appropriate to award the Participant shares of the Company’s common stock under the Plan, in furtherance of the purposes of the Plan by providing the Participant with a meaningful incentive to remain as an executive officer and by securing other benefits for the Company; and
WHEREAS, the Company desires to confirm such stock award and to set forth the terms and conditions of such award, and the Participant desires to accept such award and agree to the terms and conditions thereof, as set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
1. Stock Award.  The Company hereby awards and issues to the Participant Seventy-Five Thousand (75,000) shares of the Company’s common stock (the “Issued Shares”) under and pursuant to the Plan, effective as of January 9, 2020 (the “Grant Date”).  The following vesting provisions shall be in effect for the Issued Shares:
(i) The Issued Shares are unvested and subject to forfeiture pursuant to the terms of this Agreement (the “Restricted Stock”) and are hereby awarded to the Participant in consideration of the continued service the Participant is to render the Company over the vesting period set forth in Section 3 of this Agreement.  The Restricted Stock is subject to all of the applicable terms and conditions set forth in this Agreement and the Plan, including the transfer restrictions set forth in Section 4 and the escrow requirements of Section 5.
(ii) Upon the Participant ceasing to be an executive officer or employee of the Company for any reason (other than on account of death or Permanent Disability), any unvested Restricted Stock shall be automatically forfeited to the Company for no consideration and the Participant shall have no further rights with respect thereto.
2. Participant’s Rights.  Subject to the terms hereof, the Participant shall have all stockholder rights with respect to all of the Issued Shares subject to this Agreement, whether or not those shares are at the time held in escrow hereunder, including (without limitation) the right to vote those shares and to receive any cash dividends declared thereon.

3. Vesting Schedule.  The Restricted Stock shall vest 37,500 shares on January 6, 2021 and 37,500 shares on January 6, 2022; provided that the Participant remains in the continuous employment of the Company until such vesting date.  Notwithstanding the foregoing sentence, the Restricted Stock shall vest immediately upon the occurrence of either of the following: (i) the occurrence of a Change of Control (as defined below), or (ii) the date the Participant ceases to be an executive office or employee of the Company on account of death or Permanent Disability; provided that, in each instance, the Participant remains in the continuous employment of the Company until such vesting date or event.  The terms “Change of Control” and “Permanent Disability” shall mean:
(i) “Change of Control” shall mean (A) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company and its subsidiaries to any other person or entity (other than an affiliate of the Company), (B) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (C) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors, in each case the result of which is the termination of your employment due to the elimination of your position in connection with, and immediately after, the underlying transaction.  Notwithstanding the foregoing, a Change of Control shall not include a public offering of the Company’s common stock or a transaction with its sole purpose to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(ii) The term “Permanent Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.
4. Restriction on Transfer of Restricted Stock.  Except for the escrow described in Section 5 or the transfer of the shares of Restricted Stock to the Company or its assignees in accordance with the terms of this Agreement, none of the shares of Restricted Stock subject to this Agreement or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such shares vest and are thereby released from all forfeiture provisions in accordance with the provisions of this Agreement.
5. Restricted Stock Escrow.  As security for the faithful performance of the terms of this Agreement with respect to the Restricted Stock and to insure the availability of such Restricted Stock for delivery to the Company upon forfeiture pursuant to the vesting provisions set forth in Section 3, the Participant agrees to deliver to and deposit with the secretary of the Company, or such other person designated by the Company (the “Escrow Agent”), as Escrow Agent in this transaction, a stock assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the shares of Restricted Stock; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Participant set forth in Exhibit B attached hereto, which instructions shall also be delivered to the Escrow Agent.  Subject to the provisions of this Agreement and the Joint Escrow Instructions, the Participant shall have all rights and privileges of a shareholder of the Company with respect to the Restricted Stock deposited in said escrow.

6. Investor Representations.  Participant represents that he/she is acquiring the Issued Shares for his/her own account for investment and has no present intent to resell or distribute all or any portion of the Issued Shares. Participant agrees that the Issued Shares will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.
7. Legends.  The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE PROVISIONS AS SET FORTH IN THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS MADE IN COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF SUCH AGREEMENT.
8. Adjustment.  All references to the number of Issued Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or other similar change in the outstanding shares of the Company’s outstanding common stock effected with the Company’s receipt of the consideration that may occur after the date of this Agreement as set forth in the Plan.  Any new, substituted or additional securities or other property (including cash paid on the shares of Restricted Stock other than as a regular cash dividend) which is distributed with respect to the Issued Shares pursuant to the Plan shall be immediately subject to the applicable transfer restrictions under Section 4 and the applicable escrow requirements under Section 5, but only to the extent the Issued Shares are at the time covered by such restrictions or escrow requirements.
9. Tax Consequences.  The Participant understands that under Section 83 of the Code, the fair market value of the shares of Restricted Stock on the date the forfeiture restrictions applicable to those shares lapse will be reportable as ordinary income at that time.  The Participant understands that the Participant may elect to be taxed at the time the shares of Restricted Stock are issued and thereby recognize ordinary income equal to the fair market value of those shares at the time of issuance, rather than when those shares of Restricted Stock subsequently vest and cease to be subject to forfeiture restrictions. Should the Participant decide to make such election, the Participant must file the requisite election form under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the issuance date of the Restricted Stock. The form for making this election is attached hereto as Exhibit D.  Participant understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant as the forfeiture restrictions lapse.

In the event that the Participant files, under Section 83(b) of the Code, an election to be taxed upon the issuance of the Restricted Stock and recognize ordinary income on the issuance date of the Restricted Stock, the Participant shall at the time of such filing notify the Company of the making of such election and furnish a copy of the notice to the Company.
THE PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.  PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.
The Participant shall make arrangements satisfactory to the Company, or, in the absence of such arrangements, the Company or any Parent or Subsidiary may deduct from any payment to be made to Participant any amount necessary, to satisfy requirements of federal, state, local, or foreign tax law to withhold taxes or other amounts with respect to the issuance of the Restricted Stock or the expiration of the forfeiture provisions applicable to the Restricted Stock.
10. No Impairment of Rights.  Nothing contained in this Agreement shall be deemed to interfere with or otherwise restrict the rights of the Company or the Company’s stockholders to terminate the employment of the Participant or to remove the Participant from the Board at any time in accordance with the provisions of applicable law.
11. Indemnification.  The Participant agrees to hold harmless and indemnify the Company for any and all liabilities resulting to it through violation by the Participant of the warranties and representations made by the Participant in, or other provisions of, this Agreement.
12. Termination.  This Agreement, and the respective rights and obligations of the Participants hereto, shall terminate upon the earliest to occur of the following: (i) the expiration of ten (10) years from the date of this Agreement; or (ii) the agreement among the parties hereto to terminate the Agreement.
13. General Provisions.
(a) This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.
(b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the Participant at his address shown on the Company's records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto. Any notice to the Escrow Agent shall be sent to the Company’s address with a copy to the other party hereto.

(c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Participant under this Agreement may not be assigned; however, such rights and obligations shall inure to the benefit of, and be binding upon, the heirs, executors, administrators of the Participant’s estate.
(d) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.
(e) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
(f) The Issued Shares have been awarded to the Participant under the Plan, a copy of which, together with official prospectus for such Plan, has been previously provided to the Participant.  All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Agreement.  If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  The Participant hereby acknowledges such prior receipt of a copy of the Plan and the prospectus for the Plan and agrees to be bound by all the terms and provisions of this Agreement and the Plan (as presently in effect or hereafter amended), rules and regulations adopted from time to time thereunder, and by all decisions and determinations of the Board and the Committee made from time to time thereunder.
(g) Captions in this Agreement are for convenience of reference only and shall not be considered in the construction hereof.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.  Any requirement of time made hereinabove shall be of the essence of this Agreement.
(h) The Participant agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) or any stock exchange or quotation system, or any other obligation of the Company or the Participant relating to the Issued Shares or this Agreement.

(i) This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the Issued Shares, and supersede any prior agreements or documents with respect thereto.  No amendment, alteration, suspension, discontinuation, or termination of this Agreement, which may impose any additional obligation upon the Company or materially impair the rights of the Participant with respect to the Issued Shares, shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Participant.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first written above.

PARTICIPANT
/s/ Rick Van Nieuwenhuyse Signature	75,000 Number of Shares
Rick Van Nieuwenhuyse
CONTANGO ORE, INC.
By: /s/ Leah Gaines Name: Leah Gaines Title: Vice President and Chief Financial Officer